Exhibit 99.1

Contact: Michael Zema 732.202.5432 michael.zema@vonage.com

JEFF MISNER TO JOIN VONAGE BOARD OF DIRECTORS

HOLMDEL, N.J., March 18, 2008 — Vonage today announced that its Board of Directors has increased the size of the Board from seven to eight members and elected Jeff Misner as a new member. As a Director, Misner will serve on the Audit Committee.

“We’re pleased to have Jeff join Vonage’s Board and believe that his extensive financial experience will be of great value as we transition to an established, profitable enterprise,” said Jeffrey Citron, Chairman, Chief Strategist and Interim CEO of Vonage.

Misner currently serves as Chief Financial Officer and Executive Vice President of Continental Airlines Inc. In this role, he is responsible for the airline’s overall financial operations, including internal audit, funds, corporate finance, risk management, financial planning, tax, accounting and investor relations. Prior to Continental, Misner was a tax and business consultant, having served as a tax partner with Ernst and Young in Orange County, Calif., and with Kenneth Leventhal and Company in Newport Beach, Calif.

Misner received his bachelor’s degree in accounting from San Diego State University, and currently lives in Houston with his wife and three children.

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About Vonage

Vonage (NYSE: VG) is a leading provider of broadband telephone services with 2.6 million subscriber lines. Our award-winning technology enables anyone to make and receive phone calls with a touch tone telephone almost anywhere a broadband Internet connection is available. We offer feature-rich and cost-effective communication services that offer users an experience similar to traditional telephone services.

Our Residential Premium Unlimited and Small Business Unlimited calling plans offer consumers unlimited local and long distance calling, and popular features like call waiting, call forwarding and voicemail — for one low, flat monthly rate. Vonage’s service is sold on the web and through national retailers including Best Buy, Circuit City, Wal-Mart Stores Inc. and Target and is available to customers in the U.S., Canada and the United Kingdom. For more information about Vonage’s products and services, please visit http://www.vonage.com <http://www.vonage.com/>

Vonage Holdings Corp. is headquartered in Holmdel, New Jersey. Vonage(R) is a registered trademark of Vonage Marketing Inc., a subsidiary of Vonage Holdings Corp.

Safe Harbor Statement

This press release contains forward-looking statements regarding the Company’s expectation of profitably. The forward-looking statements in this release are based on information available at the time the statements are made and/or management’s belief as of that time with respect to future events and involve risks and uncertainties that could cause actual results and outcomes to be materially different. Important factors that could cause such differences include, but are not limited to, our damaging and disruptive intellectual property and other litigation; our convertible notes, which can be put to us in December 2008; our history of net operating losses and our need for cash to finance our growth; the competition we face; our dependence on our customers’ existing broadband connections; differences between our service and traditional phone services, including our 911 service; uncertainties relating to regulation of VoIP services; system disruptions or flaws in our technology; the risk that VoIP does not gain broader acceptance; and other factors that are set forth in the “Risk Factors” section, the “Legal Proceedings” section, the “Management’s Discussion and Analysis of Results of Operations and Financial Condition” section and other sections of Vonage’s Annual Report on Form 10-K for the year ended December 31, 2006, as well as in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, and therefore, you should not rely on these forward-looking statements as representing our views as of any date subsequent to today.

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